Exhibit (h)(2)(o)
Schedule A
(to PLF Administration and Shareholder Services Agreement dated December 12, 2012)

Fund Name	Share Class(es)	Fee
PL Portfolio Optimization Conservative Fund	A, B, C, R, Advisor	0.15%
PL Portfolio Optimization Moderate-Conservative Fund	A, B, C, R, Advisor	0.15%
PL Portfolio Optimization Moderate Fund	A, B, C, R, Advisor	0.15%
PL Portfolio Optimization Moderate-Aggressive Fund	A, B, C, R, Advisor	0.15%
PL Portfolio Optimization Aggressive Fund	A, B, C, R, Advisor	0.15%
PL Alternative Strategies Fund	A, C, Advisor	0.15%
PL Money Market Fund	A, B, C	0.30%
PL Income Fund	A, C, Advisor	0.30%
	I	0.15%
PL Floating Rate Income Fund	A, C, Advisor	0.30%
	I, P	0.15%
PL High Income Fund	A, C, Advisor	0.30%
	I	0.15%
PL Short Duration Income Fund	A, C, Advisor	0.30%
	I	0.15%
PL Strategic Income Fund	A, C, Advisor	0.30%
	I	0.15%
PL Limited Duration High Income Fund	A, C, Advisor	0.30%
PL Floating Rate Loan Fund	P	0.15%
PL Inflation Managed Fund	P	0.15%
PL Managed Bond Fund	P	0.15%
PL Short Duration Bond Fund	P	0.15%
PL Emerging Markets Debt Fund	P	0.15%

Schedule A to PLF Administration and Shareholder Services Agreement dated December 12, 2012

PL Comstock Fund	P	0.15%
PL Growth Fund (formerly called PL Growth LT Fund)	P	0.15%
PL Large-Cap Growth Fund	P	0.15%
PL Large-Cap Value Fund	P	0.15%
PL Main Street® Core Fund	P	0.15%
PL Mid-Cap Equity Fund	P	0.15%
PL Mid-Cap Growth Fund	P	0.15%
PL Small-Cap Growth Fund	P	0.15%
PL Small-Cap Value Fund	P	0.15%
PL Real Estate Fund	P	0.15%
PL Emerging Markets Fund	P	0.15%
PL International Large-Cap Fund	P	0.15%
PL International Value Fund	P	0.15%
PL Currency Strategies Fund	P	0.15%
PL Global Absolute Return Fund	P	0.15%
PL Precious Metals Fund	P	0.15%
Effective Date: July 31, 2013
Agreed To and Accepted By:

PACIFIC LIFE FUNDS	PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Howard T. Hirakawa
Name: Howard T. Hirakawa	Name: Howard T. Hirakawa
Title: Vice President	Title: VP, Fund Advisor Operations

By: /s/ Jane M. Guon	By: /s/ Jane M. Guon
Name: Jane M. Guon	Name: Jane M. Guon
Title: Secretary	Title: Secretary